UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 18, 2010

Bridge Capital Holdings
(Exact name of registrant as specified in its charter)

California	000-50974	80-0123855
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

55 Almaden Boulevard, Suite 200
San Jose, California	95113
(Address of principal executive offices)	(Zip Code)

                                    (408) 423-8500
(Registrant's telephone number, including area code)

                                             N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 18, 2010, Bridge Capital Holdings (the “Company”) entered into a Securities Purchase Agreement with several accredited (the “Investors”) pursuant to which the Investors agreed to invest an aggregate of $30 million in cash in the Company.  In the Securities Purchase Agreement, the Investors agreed to purchase a total of 3,508,771 shares of common stock (the “Purchased Shares” ) at a price of $8.55 per share.  The Company completed the sale of the Purchased Shares on November 23, 2010.  The Purchased Shares were issued and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.

Under a Stock Purchase Agreement dated as of December 4, 2008, as amended, by and between the Company and Carpenter Fund Manager G.P., LLC, the Company previously granted certain participation rights to Carpenter Community BancFund, L.P., Carpenter Community BancFund-A, L.P. and Carpenter Community BancFund-CA, L.P. (collectively, the “Carpenter Funds”).  The Carpenter Funds,  which previously held a total of 3,803,653 shares of the Company’s common stock, or approximately 34.7% of the Company’s outstanding common stock, purchased a total of 1,103,275 of the Purchased Shares pursuant to the Securities Purchase Agreement.  As a result, the Carpenter Funds now hold a total of 4,906,928 shares of the Company’s common stock or approximately 33.9% of the common stock outstanding.

Other than Carpenter, no Investor owns more than 9.9% of the Company’s common stock as a result of the sale of the Purchased Shares.

Pursuant to the Securities Purchase Agreement, the Company and the Investors also entered into a Registration Rights Agreement dated November 18, 2010 providing the Investors with certain registration rights with respect to the Purchased Shares.  Among other things, the Registration Rights Agreement requires the Company to file one or more  resale registration statements with respect to the Purchased Shares no later than March 31, 2011.

A press release announcing the signing of the Securities Purchase Agreement and the other matters disclosed herein is attached to this Form 8-K as Exhibit 99.1.

Item 3.02.            Unregistered Sale of Equity Securities.

The Company completed the sale of the Purchased Shares on November 23, 2010.  The Purchased Shares were issued and sold by the Company in reliance upon an exemption from registration pursuant to Rule 4(2) of the Securities Act of 1933, as amended.   The information set forth under “Item 1.01. Entry into a Material Definitive Agreement ” is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Reference is made to the exhibits listed in the Exhibit Index included with this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  November 23, 2010

BRIDGE CAPITAL HOLDINGS

By:	/s/ Thomas A. Sa
Thomas A. Sa
Executive Vice President
and Chief Financial Officer
(Duly Authorized Officer)

EXHIBIT INDEX

10.1	Securities Purchase Agreement dated November 18, 2010
10.2	Registration Rights Agreement dated November 18, 2010
99.1	Press release dated November 18, 2010 announcing entry into Securities Purchase Agreement.
99.2	Press release dated November 23, 2010 announcing entry into Securities Purchase Agreement.